UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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T2 Biosystems, Inc.
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T2 Biosystems, Inc.

101 Hartwell Ave.

Lexington, MA 02421

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2016 Annual Meeting of Stockholders of T2 Biosystems, Inc. will be held on Friday, June 17, 2016, at 9 a.m. Eastern Time, at 91 Hartwell Ave., Lexington, Massachusetts 02421. The purpose of the meeting is the following:

1.to elect two directors, Joshua Bilenker and Michael Cima, to serve as Class II directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2.to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.to consider and vote upon the approval of the amendment and restatement of our 2014 Incentive Award Plan; and

4.to transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of Class II directors nominated by the Board of Directors.

Only T2 Biosystems, Inc. stockholders of record at the close of business on April 20, 2016 will be entitled to vote at the meeting and any adjournment or postponement thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2015 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2015 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By Order of the Board of Directors,

John McDonough
Chief Executive Officer, President, and Director

Lexington, Massachusetts
April 29, 2016

T2 BIOSYSTEMS, INC.

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors (the "Board of Directors" or "Board") has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors' solicitation of proxies for our 2016 Annual Meeting of Stockholders (the "Annual Meeting"), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by April 29, 2016.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 17, 2016: This proxy statement, the accompanying proxy card or voting instruction card and our 2016 Annual Report on Form 10-K are available at http://www.proxyvote.com.

In this Proxy Statement, the terms the "Company," "T2 Biosystems," "we," "us," and "our" refer to T2 Biosystems, Inc. and our wholly owned subsidiary. The mailing address of our principal executive offices is T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421.

EXPLANATORY NOTE

We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 20, 2016, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 24,281,703 shares of our common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of T2 Biosystems preferred stock were outstanding as of April 20, 2016.

Quorum; Abstentions; Broker Non-Votes

Our By-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware (the “DGCL”), shares that are voted "abstain" or "withheld" and broker "non-votes" are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Abstentions and broker "non-votes" are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in "street name" by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to "non-discretionary" items. Proposals 1 and 3 are "non-discretionary" items. If you do not instruct your broker how to vote with respect to those proposals, your broker may not vote for those proposals, and those votes will be counted as broker "non-votes." Proposal 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Voting

In Person

If you are a stockholder of record, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares. No appraisal rights are available under Delaware Law or under the Current Certificate or the Company's bylaws to any stockholder who dissents from this proposal.

By Proxy

If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies' authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Expenses of Solicitation

T2 Biosystems is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.  Proposal 3 requests the approval of the amendment and restatement of our 2014 Equity Incentive Plan. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director's successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The terms of the Class II directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of the Board of Directors, the Board of Directors' nominees for election by the stockholders are two of the current Class II members: Joshua Bilenker and Michael Cima. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2019 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class II director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class II Directors

The names of the nominees for Class II directors and certain information about each as of April 20, 2016 are set forth below.

Name	Positions and Offices Held with T2 Biosystems	Director Since	Age
Joshua Bilenker	Director	2011	44
Michael Cima	Director	2006	56

Directors Not Standing for Election or Re-Election

The names of and certain information as of April 20, 2016 about the members of the Board of Directors who are not standing for election or re-election at this year's Annual Meeting are set forth below.

Name	Positions and Offices Held with T2 Biosystems	Director Since	Class and Year in Which Term Will Expire	Age
John McDonough	Chief Executive Officer, President and Director	2007	Class I-2018	56
Adrian Jones	Director	2016	Class I-2018	61
Harry Wilcox	Director	2011	Class I-2018	61
John W. Cumming	Director	2014	Class III-2017	70
David Elsbree	Director	2014	Class III-2017	68
Stanley N. Lapidus	Director	2008	Class III-2017	66

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the nominating and corporate governance committee of our Board of Directors.

John McDonough has served as our President and Chief Executive Officer and a member of our Board of Directors since November 2007. From 2003 to 2007, Mr. McDonough held various positions at Cytyc Corporation, a company engaged in the design, development, manufacturing and marketing of clinical products that focus on women's health, where he ultimately served as President of Cytyc Development Corporation. Mr. McDonough received his B.S.B.A. from Stonehill College. Mr. McDonough's extensive management experience as a senior executive and his diagnostic company experience contributed to our Board of Directors' conclusion that he should serve as a director of our company.

Joshua Bilenker, M.D. has served as a member of our Board of Directors since 2011. Dr. Bilenker is Chief Executive Officer of Loxo Oncology, a biotechnology company focused on cancer therapeutics. He is also a partner at Aisling Capital, a position he has held since 2006. Prior to Aisling Capital, Dr. Bilenker was a Medical Officer in the Office of Oncology Drug Products at the U.S. Food and Drug Administration, or FDA, from 2004 to 2006. Dr. Bilenker received his M.D. from The Johns Hopkins School of Medicine and his B.A. from Princeton University. Dr. Bilenker's extensive experience at the FDA and as an investor in life science companies contributed to our Board of Directors' conclusion that he should serve as a director of our company.

Michael J. Cima, Ph.D. is one of our founders and has served as a member of our Board of Directors since 2006. Since 1986, Dr. Cima has been a Professor of Materials Science and Engineering at Massachusetts Institute of Technology, or MIT, and he currently holds the David H. Koch Engineering Chair and an appointment at the Koch Institute for Integrative Cancer Research. Dr. Cima received his B.S. in chemistry and his Ph.D. in chemical engineering, both from the University of California at Berkeley. Dr. Cima's extensive life science experience and knowledge of the diagnostics industry contributed to our Board of Directors' conclusion that he should serve as a director of our company.

John W. Cumming has served as a member of our Board of Directors since July 2014. Mr. Cumming currently serves as Chief Executive Officer and Managing Director of Cumming & Associates LLC, a strategic advisory firm serving the healthcare industry. From August 2000 until December 2013, Mr. Cumming served in a number of leadership roles at Hologic Inc., a diagnostics company, including as Chief Executive Officer from 2001 through 2009 and again from July 2013 through December 2013, as President from 2001 until 2003, as Chairman of the Board from 2002 until 2007 and again from 2008 through 2011, and as Global Strategic Advisor from 2011 through July 2013. Mr. Cumming attended the University of South Carolina. Mr. Cumming's extensive knowledge of and experience with diagnostic product companies and expertise as a strategic advisor focused on the healthcare industry contributed to our Board of Directors' conclusion that he should serve as a director of our company.

David Elsbree has served as a member of our Board of Directors since July 2014. From 1970 until 2004, Mr. Elsbree was employed by Deloitte & Touche, most recently as a senior partner. Mr. Elsbree served in a number of leadership roles in the firm's high technology practice, including partner-in-charge of the New England High Technology Practice. Mr. Elsbree served on the board of directors of Art Technology Group, Inc. from June 2004 until January 2011 and on the board of directors of Acme Packet, Inc. from November 2006 until March 2013. Mr. Elsbree received his B.A. from Northeastern University. Mr. Elsbree's extensive knowledge of and experience with technology companies and financial expertise contributed to our Board of Directors' conclusion that he should serve as a director of our company.

Stanley N. Lapidus has served as a member of our Board of Directors since August 2008. Mr. Lapidus is President and Chief Executive Officer of SynapDx, an autism early detection company he founded in 2009. From 2003 to 2008, Mr. Lapidus was Chief Executive Officer of Helicos Biosciences, a life science company he co-founded in 2003. From 1995 to 2001, he was Chief Executive Officer of EXACT Sciences, a colorectal cancer diagnostics company he founded in 1995. From 1987 to 1994, he was Chief Executive Officer of Cytyc Corp., a cervical cancer diagnostics company he founded in 1987. Mr. Lapidus holds an academic appointment at MIT. He received his B.S. in engineering from Cooper Union.

Mr. Lapidus' experience as a senior executive and his knowledge of life science companies contributed to our Board of Directors' conclusion that he should serve as a director of our company.

Harry W. Wilcox has served as a member of our Board of Directors since January 2011. Mr. Wilcox has been Chief Operating Officer and General Partner of Flagship Ventures, a venture capital firm, since 2013. He is also on the board of directors of BG Medicine, Inc., a position he has held since 2015.  From 2006 to 2013, he was Chief Financial Officer and Partner of Flagship Ventures. From 2004 to 2006, he was Chief Financial Officer and Senior Vice President of Corporate Development of EXACT Sciences. Mr. Wilcox received his M.B.A. from Boston University and his B.S. in Finance from the University of Arizona. Mr. Wilcox's experience leading successful healthcare and technology companies, and his experience as a venture investor, contributed to our Board of Directors' conclusion that he should serve as a director of our company.

Adrian Jones has served as a member of our Board of Directors since March 2015. Since 1994, Mr. Jones has been employed by Goldman, Sachs & Co., currently serving as a managing director, co-head of the Americas Equity business and a member of the Global Investment Committee. From 1983 to 1989, Mr. Jones served as a lieutenant in the Irish Army, including two years in the United Nations Peacekeeping Force in Southern Lebanon.  In the last five years, Mr. Jones has represented GS Capital Partners on the board of directors of Education Management Corp. from 2006 to 2015 and Dollar General Corp. from 2007 to 2013.  In addition, Mr. Jones serves on the boards of Autism Speaks, The American Ireland Fund and the Galway University Foundation.  Mr. Jones received his M.B.A. from Harvard Business School, his M.A. in Economics from University College, Dublin and his B.A. in Economics and Politics from University College, Galway.  Mr. Jones’ management experience, including his extensive experience in business strategy for healthcare companies, contributed to our Board of Directors' conclusion that he should serve as a director of our company.

Vote Required and Board of Directors' Recommendation

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class II directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

The proposal for the election of directors relates solely to the election of Class II directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the Class II director nominees listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the audit committee will reconsider its appointment. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders' best interests.

Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 2015 and 2014. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Ernst & Young LLP Fees

The following table sets forth fees billed for professional audit services and other services rendered to us by Ernst & Young LLP and its affiliates for the fiscal years ended December 31, 2015 and 2014.

	Fiscal 2015	Fiscal 2014
Audit Fees	$535,000	$1,125,000
Audit-Related Fees	—	—
Tax Fees	5,000	4,000
All Other Fees	2,000	2,000
Total	$542,000	$1,131,000

Audit Fees.    Audit fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements. Included in the fiscal 2015 audit fees is $62,000 of fees billed in connection with our shelf registration statement and secondary public offering.  Included in the fiscal 2014 audit fees is $800,000 of fees billed in connection with our initial public offering.

Audit-Related Fees.    Audit related fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in fiscal 2015 or 2014.

Tax Fees.    Tax fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.

All Other Fees.    All other fees in fiscal 2015 consist of the license of technical accounting software.

Pre-Approval of Audit and Non-Audit Services

It is the policy of our audit committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our audit committee.

All Ernst & Young LLP services and fees in the fiscal years ended December 31, 2015 and December 31, 2014 were pre-approved by the audit committee. The fees for the year-end audit for the fiscal year ended December 31, 2015 were also approved by the audit committee.

Vote Required and Board of Directors' Recommendation

The approval of Proposal 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted "abstain" will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of
Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF 2014 INCENTIVE AWARD PLAN

Introduction

Our stockholders are being asked to approve an amendment and restatement of our 2014 Incentive Award Plan, or the 2014 Plan.  The proposed amended and restated 2014 Plan is referred to herein as the “Restated Plan.”  Our Board of Directors approved the Restated Plan on April 28, 2016, subject to stockholder approval. The Restated Plan will become effective immediately upon stockholder approval at the annual meeting.  The Restated Plan is described in more detail below.  If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the existing 2014 Plan will continue in full force and effect, and we may continue to grant awards under the 2014 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. The 2014 Plan was first adopted by our Board of Directors and approved by our stockholders in 2014 in connection with our initial public offering. As of April 20, 2016, a total of 2,611,743 shares of our common stock were reserved under the 2014 Plan, the aggregate number of shares of common stock subject to stock options under the 2014 Plan was 1,940,255, no awards other than stock options were outstanding under the plan, and a total of 671,488 shares of common stock remained available under the 2014 Plan for future issuance.

Overview of Proposed Amendments

Extension of Term.  The term of the Restated Plan will also be extended so that the Restated Plan will terminate in 2026, on the tenth anniversary of the date the Board of Directors adopted the Restated Plan.

Change to Evergreen Formula.  The 2014 Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the 2014 Plan on January 1 of each year during the ten year term of the 2014 Plan, beginning on January 1, 2015. The annual increase in the number of shares is currently equal to the least of:

•	823,529 shares;
•	4% of our shares of common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year; and
•	such smaller number of shares of common stock determined by the Board of Directors.

The automatic increases pursuant to the evergreen provision of the 2014 Plan on each of January 1, 2015 and January 1, 2016 was 823,529 shares, and these increases are included in the total number of shares currently available for issuance under the 2014 Plan as of April 20, 2016, set forth above.

Pursuant to the Restated Plan, the evergreen provision will be amended such that, commencing on January 1, 2017, and on each January 1 thereafter during the new ten-year term of the Restated Plan, the aggregate number of shares available for issuance under the Restated Plan shall be increased by that number of shares of our common stock equal to the lesser of:

•	4% of our shares of common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year; and
•	such smaller number of shares of common stock determined by the board of directors.

Unless the Restated Plan is authorized and approved by our stockholders, the number of shares available for issuance under the 2014 Plan may be too limited to effectively achieve its purpose as a powerful incentive and retention tool for employees, directors and consultants that benefits all of our stockholders.  We expect the revised evergreen formula will enable us to continue our policy of equity ownership by employees, directors and consultants as an incentive to contribute to our success.  Without sufficient equity awards to effectively attract, motivate and retain employees, we could be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of our company. These cash replacement alternatives would then reduce the cash available for product development, operations and other purposes. Our equity incentive program is broad-based. As of April 20, 2016, all of our full-time employees and all non-employee directors had received grants of equity awards.

No Repricings or Exchanges without Stockholder Approval.  The 2014 Plan does not require the Company to obtain stockholder approval prior to (a) reducing the exercise price of any stock option or stock appreciation right awarded under the 2014 Plan or (b) cancelling a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares in exchange for cash or another stock option, stock appreciation right, restricted stock or other award.  The Restated Plan amends the 2014 Plan to require the Company, except with respect to adjustments permitted under the Restated Plan in connection with corporate transactions, to obtain stockholder approval prior to (a) reducing the exercise price of any stock option or stock appreciation right awarded under the Restated Plan or (b) cancelling a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares in exchange for cash or another stock option, stock appreciation right, restricted stock or other award.

Stockholder Approval Under Section 162(m) of the Code.  Our stockholders are being asked to approve the Restated Plan to satisfy the stockholder approval requirements of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) and to approve the material terms of the performance goals for awards that may be granted under the Restated Plan as required under Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our other “named executive officers”, as the term is used in the SEC rules (other than our Chief Financial Officer if he is a named executive officer by virtue of his role as our principal financial officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals.

The Restated Plan amends the 2014 Plan to include a description of the business criteria on which the performance goals may be based and to provide that the maximum aggregate number of shares of our common stock with respect to which awards under the Restated Plan may be granted to any one person during any calendar year is 1,000,000 (subject to adjustment for changes in our capitalization and certain corporate transactions, as described below under the heading “Certain Transactions”) and the maximum aggregate amount of cash that may be paid under the Restated Plan to any one person during any calendar year is $2,000,000. These aspects of the Restated Plan, as well as the employees eligible to receive compensation under the Restated Plan, are discussed in more detail below. Stockholder approval of this Proposal 3 is intended to constitute approval of the material terms of the Restated Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Restated Plan to qualify for the “performance-based” compensation exemption under Section 162(m).  Submission of the material terms of the Restated Plan performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Restated Plan, but will permit us to seek to structure incentive compensation to meet the performance-based compensation requirements if we choose to do so. Nothing in this proposal precludes us or the plan administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Amendment to Non-Employee Director Compensation Limit.  Under the 2014 Plan, the maximum number of shares of our common stock that may be subject to one or more awards granted during any year to a non-employee director for services as a non-employee director is 250,000, provided that a non-employee director may be granted awards under the 2014 Plan for services as a non-employee director for a year in excess of such amount if the total awards granted to the director under the 2014 Plan in the year for services as a non-employee director do not have a grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto) in excess of $1,000,000.  The Restated Plan amends this limit on non-employee director compensation to provide that the maximum amount of cash and other compensation and the aggregate grant date fair value of awards granted to a non-employee director of our company for services as a non-employee director during any calendar year may not, in the aggregate, exceed $600,000 (or, in the fiscal year of any director’s initial service, $900,000), subject to exception in extraordinary circumstance and provided that a non-employee director for whom an exception is made may not participate in the decision to award such excess compensation or in other contemporaneous compensation decisions involving non-employee directors.

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Award Information

The table below presents information about the number of shares that were subject to outstanding equity awards under the 2014 Plan and the shares remaining available for issuance under the 2014 Plan, each at December 31, 2015.

			As a % of
	Number of		Shares	Dollar
	Shares		Outstanding (1)	Value (2)
2014 Plan
Options outstanding	1,358,754		5.62%	$14,864,769
Shares remaining and available for grant under the 2014 Plan (3)	395,133		1.63%	$4,322,755

Weighted average exercise price of all outstanding options	$16.15
Weighted average remaining contractual term of all outstanding options	9.16	years

(1)   Based on 24,175,381 shares of our common stock outstanding as of December 31, 2015.

(2)   Based on the closing price of our common stock on December 31, 2015, of $10.94 per share.

(3)   Does not include possible future increases to the share reserve under the evergreen provision of the 2014 Plan.

We also maintain an Employee Stock Purchase Plan, or the ESPP, which is a plan intended to qualify under Section 423 of the Code.  In addition, as of April 20, 2016, 46 employees and 4 directors held outstanding stock options granted under our 2006 Employee, Director and Consultant Stock Plan, or the 2006 Plan.  We ceased granting awards under the 2006 Plan when the 2014 Plan became effective.  Additional information regarding the 2006 Plan and the ESPP are provided under “Equity Compensation Plan Information” below.

Factors the Board of Directors Considered

In determining whether to approve the Restated Plan, including the proposed change to the evergreen formula under the Restated Plan, our Board of Directors considered the following:

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In determining the change to the evergreen formula under the Restated Plan, our Board of Directors considered the number of equity awards granted by our company during the past two calendar years. In calendar years 2015 and 2014, our annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted under the 2014 Plan during the year by the weighted-average number of shares outstanding during the applicable year) under our equity plans were 5.8% and 9.2%, respectively. In calendar year 2014 additional equity awards were granted in connection with the company’s initial public offering.

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We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for approximately ten years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate (excluding equity awards granted in connection with our initial public offering), assuming we receive the maximum annual evergreen increases under the Restated Plan during its ten-year term (based on the number of shares outstanding at the time Board of Directors approved the Restated Plan), and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

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In fiscal years 2015 and 2014, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards under the 2006 Plan and the 2014 Plan outstanding at the end of the calendar year plus shares remaining available under the 2006 Plan and 2014 Plan for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 16.0% and 17.3%, respectively. If the Restated Plan is approved, we expect our overhang rate at the end of 2016 will be approximately 16.4% (calculated in the same manner and excluding any possible future increases to the share reserve under the Restated Plan pursuant to the evergreen provision).

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that approval of the Restated Plan is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Stockholder Approval Requirement

Stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of NASDAQ and (2) be able to take tax deductions without regard to the deduction limits of Section 162(m) for certain compensation resulting from awards intended to qualify as performance-based compensation under Section 162(m).

Specifically, approval of the Restated Plan will constitute approval of the material terms of the Restated Plan pursuant to the stockholder approval requirements of Section 162(m), as discussed above, which is intended to enable (but not require) us to award performance-based compensation within the meaning of Section 162(m) under the Restated Plan, thereby preserving the deductibility of these awards for federal income tax purposes without regard to the deduction limits of Section 162(m). In addition, to the extent required under the Code, approval of the Restated Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.

If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the existing 2014 Plan will continue in full force and effect, and we may continue to grant awards under the 2014 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Summary of the Restated Plan

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Appendix A to this proxy statement.

Purpose

The purpose of the Restated Plan is to promote our success and enhance our value by linking the individual interests of the members of the Board of Directors and our employees and consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The Restated Plan is further intended to provide us flexibility in our ability to motivate, attract, and retain the services of members of the Board of Directors, our employees and our consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

Eligibility and Administration

Our employees, consultants and directors, and the employees, consultants and directors of our subsidiaries, will be eligible to receive awards under the Restated Plan, but only employees may be granted ISOs. As of April 20, 2016, there were 7 non-employee directors, 170 employees and approximately 35 consultants who would have been eligible for awards under the Restated Plan had it been in effect on such date.

The Restated Plan will be administered by our Board of Directors with respect to awards to non-employee directors and by our Board of Directors or compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act and stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Restated Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Restated Plan, including any vesting and vesting acceleration conditions.

Individual Award Limit and Shares Available

As of April 20, 2016, a total of 2,611,743 shares of our common stock were authorized for issuance under the 2014 Plan and will be reserved for issuance under the Restated Plan.  In addition, commencing on January 1, 2017 and on each January 1 thereafter during the ten-year term of the Restated Plan, the aggregate number of shares available for issuance under the Restated Plan will be increased by that number of shares of our common stock equal to the lesser of:

•	4% of our shares of common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year; and
•	such smaller number of shares of common stock determined by the Board of Directors.

Notwithstanding the foregoing, the number of shares of stock that may be issued pursuant to incentive stock options under the Restated Plan may not exceed an aggregate of 8,235,294 shares.  All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Certain Transactions.”  We intend to register the shares reserved for issuance under the Restated Plan on a Form S-8.

The maximum number of shares that may be subject to awards granted under the Restated Plan to any individual in any calendar year cannot exceed 1,000,000 and, the maximum amount that may be paid to a participant in cash during any calendar year with respect to one or more cash based awards under the Restated Plan is $2,000,000.

If an award under the Restated Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Restated Plan. Awards granted under the Restated Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Restated Plan.

Provisions of the Restated Plan Relating to Director Compensation

The Restated Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Restated Plan’s limitations. Our Board of Directors or its authorized committee may modify non-employee director compensation from time to time in the exercise of its business judgment, taking into account factors, circumstances and considerations as it deems relevant from time to time, provided that the sum of any cash or other compensation and the grant date fair value of any equity awards granted as compensation for services as a non-employee director may not exceed $900,000 during the fiscal year of a non-employee director’s initial service and $600,000 in any subsequent fiscal year.  The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Awards

The Restated Plan provides for the grant of stock options, including ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, performance awards, other incentive awards, stock appreciation rights, or SARs, and cash awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Restated Plan. Certain awards under the Restated Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Restated Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options.  Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option generally will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and other conditions.

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SARs.  SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will generally not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and other conditions.

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Restricted Stock and RSUs.  Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and such other conditions as the plan administrator may determine.

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Performance Awards. Performance awards may be granted by on an individual or group basis. Generally, these awards will be based upon the attainment of specific performance goals that are established by the plan administrator and relate to one or more performance criteria on a specified date or dates determined by the plan administrator. Any such performance award paid to a “covered employee” within the meaning of Section 162(m) may be, but need not be, intended to qualify as performance-based compensation under Section 162(m).  Performance awards may be paid in cash or in shares of common stock.

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Stock Payments, Other Incentive Awards and Cash Awards.  Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

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Dividend Equivalents.  Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Qualified Performance Based Compensation

The plan administrator will determine whether awards granted under the Restated Plan are intended to qualify as performance-based compensation under Section 162(m).  Such awards may be paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance criteria as applicable to our performance or the performance of an affiliate, division, business unit or an individual: (i) net earnings (either before or after one or more of (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow) and cash flow return on capital; (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital); (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or development of critical projects; (xxi) market share; (xxii) economic value; (xxiii) revenue; (xxiv) revenue growth; (xxv) productivity; (xxvi) operating efficiency; (xxvii) economic value-added; (xxviii) return on net assets; (xxix) funds from operations; (xxx) funds available for distributions; (xxxi) sales unit volume; (xxxii) licensing revenue; (xxxiii) brand recognition and acceptance; (xxxiv) inventory, inventory turns or cycle time; (xxxv) market penetration and geographic business expansion; (xxxvi) customer satisfaction/growth and customer service; (xxxvii) employee satisfaction, recruitment and maintenance of personnel, and human resources management; (xxxviii) supervision of litigation and other legal matters; (xxxix) strategic partnerships and transactions; (xxxx) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xxxxi) supply chain achievements; (xxxxii) debt levels or reductions; (xxxxiii) sales-related goals; (xxxxiv) financing and other capital raising transactions; (xxxxv) year-end cash; (xxxxvi) acquisition activity; (xxxxvii) investment sourcing activity; and (xxxxviii) marketing initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The plan administrator may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by our company during the applicable performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of our company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions.

The plan administrator will have discretion to pay compensation that is not qualified performance-based compensation under Section 162(m) and that is not tax deductible by us.

Certain Transactions

The plan administrator has broad discretion to take action under the Restated Plan, as well as to make adjustments to the terms and conditions of existing and future awards and the Restated Plan, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. Adjustments the plan administrator may make in these circumstances include changes to (1) the aggregate number and type of shares that may be issued under the Restated Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the plan during any calendar year), (2) the number and kind of shares, or other securities or property, subject to outstanding awards, (3) the terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (4) the grant or exercise price per share for any outstanding awards. In the event of certain non-reciprocal transactions with our stockholders known as "equity restructurings," the plan administrator will make proportionate adjustments to the Restated Plan and outstanding awards, including, but not limited to, adjustments to the number of shares available under the Restated Plan and the maximum number of shares which may be subject to one or more awards to a participant under the Restated Plan during any calendar year. Adjustments made to awards intended to qualify as performance-based compensation under Section 162(m) will be made in a manner intended to comply with Section 162(m). In the event of a change of control of our company (as defined in the Restated Plan) or a reorganization, merger, liquidation or similar corporate transaction, or any other unusual or non-recurring transactions affecting us or our financial statements, or a change in applicable accounting principles or law, the plan administrator may (i) terminate awards for cash or replace awards with other property or rights; (ii) provide that outstanding awards will be assumed or substituted by a successor entity; (iii) adjust the number and types of shares subject to outstanding awards; (iv) provide that outstanding awards will be fully vested and exercisable; or (v) terminate any outstanding awards. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify award terms, establish subplans and adjust other terms and conditions of awards, subject to the share limits described above. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Restated Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Restated Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a "market sell order" or such other consideration as it deems suitable.

Plan Amendment and Termination

Our Board of Directors may amend or terminate the Restated Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the Restated Plan. The plan administrator will have the authority, without the approval of our stockholders, to amend any outstanding stock option or SAR to reduce its price per share. No award may be granted pursuant to the Restated Plan after the tenth anniversary of the date on which our Board of Directors adopted the Restated Plan.

Repricing Not Permitted

The plan administrator will not have the authority, without the approval of our stockholders and except for adjustments permitted under the Restated Plan in connection with corporate transactions, to authorize the amendment of any outstanding award to reduce its price per share or to provide that an award will be canceled and replaced with the grant of an award having a lesser price per share.

Federal Income Tax Consequences Associated with the Restated Plan

The federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

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Stock Options and Stock Appreciation Rights.  A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Code. The Restated Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an incentive stock option, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.

Upon exercising or settling a stock appreciation right, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

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Restricted Stock and Restricted Stock Units.  A Restated Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a Restated Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We should be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

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Dividend Equivalents, Stock Payment Awards and Cash-Based Awards.  A Restated Plan participant generally will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

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Section 409A of the Internal Revenue Code.  Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would  otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will generally be structured and interpreted in a manner intended to comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A of the Code.

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Section 162(m) Limitation.  In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” if an independent compensation committee determines performance goals, the material terms of the performance-based compensation are disclosed to and approved by our stockholders and other requirements of Section 162(m) are met. In general, stock options and SARs should satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. Specifically, the option exercise price must be equal to or greater than the fair market value of the stock subject to the award on the grant date.  Rights or awards granted under the Restated Plan, other than options and SARs, will not qualify as “performance-based compensation” for purposes of Section 162(m) unless such rights or awards are granted or vest upon pre-established objective performance goals, the material terms of which are disclosed to and approved by our stockholders and other requirements under Section 162(m) are met.

We have attempted to structure the Restated Plan in a manner that will allow us to grant compensation under the Restated Plan which meets the requirements of qualified performance-based compensation under Section 162(m) and will not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

Plan Benefits

Awards under the Restated Plan are subject to the discretion of the plan administrator and, other than awards that will be made automatically under our non-employee director compensation program if the program is not amended, no determinations have been made by the plan administrator as to any future awards that may be granted pursuant to the Restated Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Restated Plan. The following table sets forth, with respect to the individuals and groups identified therein, information regarding stock options awarded under the 2014 Plan through April 20, 2016:

Number of
Shares

John McDonough, Chief Executive Officer and Director	334,124
Maurice Castonguay, Chief Financial Officer	146,600
David Harding, Chief Commercial Officer	176,600
All Executive Officers as a Group (8 persons)	1,086,794
All Non-Executive Directors as a Group (7 Persons)	172,058
All Non-Executive Employees as a Group (170 Persons)	681,403

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the Restated Plan.

The Board of Directors recommends that stockholders vote FOR approval of the amendment and restatement of our 2014 Incentive Award Plan

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2016, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 24,281,115 shares of our common stock outstanding as of March 31, 2016. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of March 31, 2016, including upon the exercise of stock options. These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person

	Amount and
	Nature of	Percentage
Name of Beneficial Owner	Ownership	of Class
5% or Greater Stockholders
Entities affiliated with Broad Street Principal Investments, LLC (1)	4,157,279	17.1
Aisling Capital III, L.P. (2)	2,847,168	11.7
Entities affiliated with Flagship Ventures Fund (3)	2,390,747	9.8
Entities affiliated with Polaris Partners (4)	2,018,450	8.3
Entities affiliated with Wellington Management Company, LLP (5)	1,676,600	6.9
Entities affiliated with Flybridge Capital Partners (6)	1,394,133	5.7
Entities affiliated with Senvest Management LLC (7)	1,250,331	5.1
Named Executive Officers and Directors
John McDonough (8)	766,333	3.1
Maurice Castonguay	—	*
David Harding (9)	1,000	*
Joshua Bilenker, M.D. (2)	2,847,168	11.7
Adrian Jones (1)	4,157,279	17.1
Michael J. Cima, Ph.D. (10)	310,304	1.3
John W. Cumming (11)	56,616	*
David B. Elsbree (12)	55,598	*
Stanley N. Lapidus (13)	112,372	*
Harry W. Wilcox (3)	2,390,747	9.8
All executive officers and directors as a group (15 persons) (14)	11,144,526	43.2

*       Less than 1%.

(1)

Based solely on information set forth in a Schedule 13G filed with the SEC by the Goldman Sachs Group, Inc. on February 16, 2016, this includes (a) 3,492,083 shares of common stock held by Broad Street Principal Investments, LLC, (b) 515,497 shares of common stock held by Bridge Street 2013 Holdings, L.P. and (c) 149,660 shares of common stock held by MBD 2013 Holdings, L.P., collectively the GS Entities.  The GS Entities, of which affiliates of the Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, share voting and investment power with certain of its respective affiliates. Mr. Adrian Jones is a Managing Director of Goldman, Sachs & Co. and may be deemed to have beneficial ownership of the shares held by the GS Entities. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Jones each disclaim beneficial ownership of the shares held directly or indirectly by the GS Entities, except to the extent of its pecuniary interest therein, if any. On March 9, 2016, 66,176 options were granted to Adrian Jones, in connection with Mr. Jones becoming a member of our Board of Directors, none of which are, or will be, immediately exercisable within 60 days of March 31, 2016.  The address of the GS Entities, the Goldman Sachs Group, Inc., Goldman, Sachs & Co. and Mr. Jones is c/o The Goldman Sachs Group, 200 West Street, New York, New York 10282.

(2)

Based solely on information set forth in a Schedule 13G filed with the SEC by Aisling Capital III, L.P. on February 5, 2016. The general partner of Aisling Capital III, L.P., or AC III, is Aisling Capital Partners III, L.P., or ACP III. The investment manager of ACP III is Aisling Capital, LLC, or Aisling Capital. Joshua Bilenker, M.D., a member of our Board of Directors, is a managing member of Aisling Capital. Each of Aisling Capital, ACP III and Dr. Bilenker may be deemed to beneficially own the shares held by AC III. Each of Aisling Capital, ACP III and Dr. Bilenker disclaims any beneficial ownership of the shares owned by AC III except to the extent of their pecuniary interest in such entity. Dr. Bilenker has sole and direct voting interest in 16,176 shares of common stock which Dr. Bilenker has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of March 31, 2016. The mailing address of the beneficial owner is 888 Seventh Avenue, 29 th Floor, New York, NY 10016.

(3)

Based solely on information set forth in a Schedule 13G filed with the SEC by Flagship Ventures Fund 2004, L.P. on February 12, 2015, this includes (a) 1,632,816 shares of common stock held by Flagship Ventures Fund 2004, L.P. and (b) 741,755 shares of common stock held by Flagship Ventures Fund IV, L.P., or, collectively, Flagship. The general partner of Flagship is Flagship Ventures General Partner LLC, or Flagship LLC. Harry W. Wilcox, one of our directors, is a Member of Flagship LLC. As a result, each of Flagship LLC and Mr. Wilcox may be deemed to possess voting and investment control over, and may be deemed to have indirect beneficial ownership with respect to, all shares held by Flagship. Neither Flagship LLC nor Mr. Wilcox owns directly any of the shares. Each of Flagship LLC and Mr. Wilcox disclaims beneficial ownership of the shares held by Flagship except to the extent of their pecuniary interest therein. Mr. Wilcox has sole and direct voting interest in 16,176 shares of common stock which Mr. Wilcox has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of March 31, 2016.  The mailing address of the beneficial owner is One Memorial Drive, 7th Floor, Cambridge, MA 02142.

(4)

Based solely on information set forth in a Schedule 13D filed with the SEC by Polaris Venture Partners V, L.P. on May 14, 2015, this includes (a) 1,947,653 shares of common stock held by Polaris Venture Partners V, L.P., or Polaris V, (b) 37,961 shares of common stock held by Polaris Venture Partners Entrepreneurs' Fund V, L.P., or Polaris E Fund V, (c) 19,492 shares of common stock held by Polaris Venture Partners Special Founders' Fund V, L.P., or Polaris SF Fund V, and (d) 13,344 shares of common stock held by Polaris Venture Partners Founders' Fund V, L.P., or Polaris F Fund, and collectively, the Funds. Each of the Funds has the sole voting and investment power with respect to the shares directly held by it. The general partner of each of the Funds is Polaris Venture Management Co. V, LLC, or Polaris Management. Polaris Management may be deemed to have sole voting and investment power with respect to the shares held by the Funds and disclaims beneficial ownership of all the shares held by the Funds except to the extent of its proportionate pecuniary interest therein. The members of North Star Venture Management 2000, LLC, Terrence McGuire and Jonathan Flint, collectively the Management Members, are also members of Polaris Management, and as members of the general partner, they may be deemed to share voting and investment power over the shares held by the Funds. The Management Members disclaim beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein.  The mailing address of the beneficial owner is c/o Polaris Partners, 1000 Winter Street, Suite 3350, Waltham, MA 02451.

(5)

Based solely on information set forth in a Schedule 13G filed with the SEC by Wellington Management Group LLP on February 11, 2016, this includes 1,467,290 shares held by Wellington Group Holdings LLP and 209,310 shares held in other Wellington Management Group LLP accounts in customer accounts over which Wellington Management Group LLP has discretionary authority to dispose of or direct the disposition of the shares. The mailing address of the beneficial owner is 280 Congress Street, Boston, MA 02210.

(6)

Includes (a) 1,341,011 shares of common stock held by Flybridge Capital Partners II, L.P., or FCP II, and (b) 53,122 shares of common stock held by Flybridge Capital Partners I, L.P., or FCP I, collectively the Flybridge Entities. The general partner of the Flybridge Entities is Flybridge Capital Partners GP I, LLC and Flybridge Capital Partners GP II, LLC (collectively the "Flybridge General Partners"). The mailing address of the beneficial owner is c/o Flybridge Capital Partners, 500 Boylston Street, 18th Floor, Boston, MA 02116.

(7)

Based solely on information set forth in a Schedule 13G filed with the SEC by Senvest Management LLC on February 24, 2016, this includes 1,250,331 shares held in an account of Senvest Master Fund, L.P. and in separately managed accounts (the “Investment Vehicles”).  Senvest Management, LLC may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Senvest Management, LLC's position as investment manager of each of the Investment Vehicles. Ms. Mashaal may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Ms. Mashaal's status as the managing member of Senvest Management, LLC. None of the foregoing should be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of the Common Stock reported herein.  The mailing address of the beneficial owner is 540 Madison Avenue, 32nd Floor, New York 10022.

(8)

Consists of (a) 188,171 shares of common stock and (b) 578,162 shares of common stock which Mr. McDonough has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of March 31, 2016.

(9)	Consists of 1,000 shares of common stock held by Mr. Harding at March 31, 2016.

(10)

Consists of (a) 183,018 shares of common stock and (b) 127,286 shares of common stock which Dr. Cima has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of March 31, 2016.

(11)

Consists of 56,616 shares of common stock which Mr. Cumming has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of March 31, 2016.

(12)

Consists of (a) 30,000 shares of common stock held by Mr. Elsbree, (b) 4,275 shares of common stock held my Mr. Elsbree's spouse, and (c) 21,323 shares of common stock which Mr. Elsbree has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of March 31, 2016.

(13)

Consists of 112,372 shares of common stock which Mr. Lapidus has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of March 31, 2016.

(14)

Consists of (a) 9,845,334 shares of common stock and (b) 1,299,192 shares of common stock which our directors and executive officers as a group have the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of March 31, 2016.

EXECUTIVE OFFICERS

The following table identifies our executive officers and sets forth their current position(s) at T2 Biosystems and their ages as of April 20, 2016.

Name	Age	Position
John McDonough	56	President, Chief Executive Officer and Director
Maurice Castonguay	64	Chief Financial Officer
Sarah O. Kalil	57	Chief Operating Officer
Thomas J. Lowery, Ph.D.	37	Chief Scientific Officer
Michael A. Pfaller, M.D.	65	Chief Medical Officer
David Harding	51	Chief Commercial Officer
Rahul Dhanda	43	Senior Vice President, Corporate Development
Michael Gibbs, Esq.	45	Vice President and General Counsel

You should refer to "Proposal 1: Election of Directors" above for information about our Chief Executive Officer, John McDonough. Biographical information for our other executive officers, as of April 20, 2016, is set forth below.

Maurice Castonguay has served as our Chief Financial Officer since August 2015.  From August 2011 to November 2013, Mr. Castonguay served as the Chief Financial Officer of Sonus Networks, Inc., a provider of unified communications and session border controller solutions. From March 2008 to May 2010, Mr. Castonguay served as the Chief Financial Officer of BigBand Networks, Inc., a developer of digital video network solutions.  Mr. Castonguay previously served as the audit committee chairman of the board of directors of Media 100, Inc. and Cedar Point Communications, Inc. Mr. Castonguay is a certified public accountant and received his M.B.A. from Babson College and his M.S. in taxation and B.S. in accounting from Bentley University.

Sarah O. Kalil has served as our Chief Operating Officer since August 2013. From August 2010 to August 2013, Ms. Kalil was Chief Operating Officer of Interlace Medical, a medical device company, which was acquired by Hologic, Inc., a diagnostics company. From April 2009 to August 2010, Ms. Kalil was President and Chief Operating Officer of Boston Endo-Surgical Technologies, a medical device company. From 2002 to 2009, Ms. Kalil was Operations Director of Innovend, a medical molding company. Ms. Kalil is a member of the Executive Council of the Susan F. Smith Center for Women's Cancers at Dana Farber, a member of the board of directors of Cadence, Inc., on the board of the Pleiades Foundation and a member of the University of Vermont College of Engineering and Mathematical Sciences Advisory Council. Ms. Kalil received her B.S. in engineering from the University of Vermont.

Thomas J. Lowery, Ph.D. has served as our Chief Scientific Officer since September 2013. Since joining our company in 2007, Dr. Lowery has held various technical leadership roles in the assay, methods, reagents and detector development programs. Prior to joining our company, Dr. Lowery conducted research at the University of California Berkeley focused on developing innovative magnetic resonance based biosensors for molecular imaging. Dr. Lowery received his Ph.D. in chemistry from the University of California, Berkeley and his B.S. in biochemistry from Brigham Young University.

Michael A. Pfaller, M.D. has served as our Chief Medical Officer since March 2014. From 2005 until he joined our company, Dr. Pfaller was a consultant to JMI Laboratories, managing the in vitro testing of fungal and bacterial isolates. From 1983 to 2005, he was Clinical Director of Clinical Microbiology Laboratory at the University of Iowa, as well as Interim Director of Clinical Laboratories from 1984 to 1985. He currently serves as Co-Editor in Chief of the American Society for Microbiology Manual of Clinical Microbiology, 11 th edition and as co-editor of the 8 th  edition of Medical Microbiology. Dr. Pfaller received his M.D. from the Washington University School of Medicine and his B.A. in chemistry from Linfield College.

David Harding has served as our Chief Commercial Officer since October 2015.  From December 2014 until he joined our company, Mr. Harding was Chief Commercial Officer at OvaScience, Inc., a biotech company focused on female fertility, where he focused on early-stage commercialization.  From 2004 to December 2014, Mr. Harding held various roles at Hologic, Inc., including as Group Senior Vice President and General Manager of Women’s Health .  From October 1993 to 2004, Mr. Harding was a partner at McKinsey & Company, a global management consulting firm.  Mr. Harding received his M.B.A. from the Wharton School of the University of Pennsylvania and his B.S. in Aerospace Engineering from the University of Southern California.

Rahul Dhanda has served as our SVP of Corporate Development since February 2016.  Since joining our company in 2008, Mr. Dhanda has held several leadership roles, including Vice President of Marketing since 2010. From June 2005 until he joined our company, Mr. Dhanda worked in marketing at Boston Scientific’s Urology division, where he led the team responsible for the Access, Visualization and Laser Lithotripsy franchises. From May 2001  to June 2004, Mr. Dhanda worked in business development at Interleukin Genetics. Mr. Dhanda is a former committee member of the AAAS Committee on Scientific Freedom and Responsibility. Mr. Dhanda received his M.B.A. from MIT’s Sloan School of Management and his B.A. in History from Wesleyan University.

Michael Gibbs, Esq. has served as our Vice President and General Counsel since January 2016.  Mr. Gibbs joined our company in December 2014 as Senior Corporate Counsel.  From 2011 until he joined our company, Mr. Gibbs was General Counsel for Keystone Dental, Inc., a medical device company. From 2003 to 2011, Mr. Gibbs was a corporate attorney with the law firm Bingham McCutchen LLP (now Morgan Lewis & Bockius). Prior to joining Bingham McCutchen LLP, he was an officer in the United States Marine Corps, departing with the rank of Major. Mr. Gibbs received his J.D. from Boston College Law School and his B.S. in Political Science from Syracuse University.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

We have adopted a written policy that transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, or each, a related party, must be approved by our audit committee or another independent body of our Board of Directors. All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Transactions with Related Persons

Based on a review of the transactions and arrangements between us and any related person or related person's affiliate, we describe below the transactions or arrangements during the year ended December 31, 2015 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

Employment Agreements.    We have entered into employment agreements with certain of our executive officers. See the "Executive Compensation" section for further details.

Indemnification Agreements with Executive Officers and Directors.    We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our certificate of incorporation and our bylaws indemnify each of our directors and officers to the fullest extent permitted by the DGCL. See the " Director Compensation—Limitation of Liability and Indemnification Agreements " section for further details.

Limitation of Liability and Indemnification Agreements    We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended.

Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys' fees, to our directors and, in the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, such executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys' fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person's services as a director or officer brought on behalf of us and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director's services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2015, Mr. Lapidus served as a member of our compensation committee. Mr. Cumming also served following his appointment to the compensation committee on February 11, 2016. Alan Crane, who resigned from the Board on June 19, 2015 and Thomas J. Carella, who resigned from the Board on March 9, 2016, each served as members of our compensation committee until their respective resignations from the Board. None of these individuals was at any time during the fiscal year ended December 31, 2015 one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K, and none was a former officer of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on our records and other information, we believe that during the fiscal year ended December 31, 2015, all Reporting Persons complied with all Section 16(a) reporting requirements, except that one Form 3 for David Harding, one Form 4 for each of John McDonough, David Hardin and Sarah Kalil and two Form 4’s for Tom Lowery we inadvertently filed late.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence.    Our Board of Directors has determined that all members of the Board of Directors, except John McDonough, are independent, as determined in accordance with the rules of the NASDAQ Stock Market (the “NASDAQ Rules”). In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The positions of our Chairman of the Board, or Lead Independent Director, and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board, or Lead Independent Director, to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman or Lead Independent Director, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our bylaws do not require our Chairman, or Lead Independent Director, and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.

Board Meetings and Committees.    Our Board of Directors held four meetings during 2015. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2015, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Continuing directors and nominees for election as directors in a given year are encouraged to attend the annual meeting of stockholders. All directors attended our first annual meeting of stockholders in June 2015.

Stockholder Communications.    Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2015, our Board of Directors had four standing committees: audit committee, compensation committee, nominating and corporate governance committee and technology committee.

Audit Committee.

David Elsbree, Michael Cima and Harry Wilcox currently serve on the audit committee, which is chaired by David Elsbree. Our Board of Directors has determined that each member of the audit committee is "independent" for audit committee purposes as that term is defined in the rules of the SEC and the applicable NASDAQ Rules. Our Board of Directors has designated David Elsbree as an "audit committee financial expert," as defined under the applicable rules of the SEC. The audit committee's responsibilities include:

•	appointing, overseeing the independence of, and setting the compensation of our independent auditor;

•	overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures;

•	coordinating the Board's oversight of our internal control over financial reporting, disclosure controls and procedures and our code of conduct;

•	discussing our risk management and risk assessment policies;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	reviewing the company's policies and procedures for reviewing and approving or ratifying any related person transactions;

•	meeting independently with our internal auditing staff, if any, independent auditors and management; and

•	preparing the audit committee report included below.

The audit committee held six meetings during 2015. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is attached as Appendix B to this Proxy Statement.

Compensation Committee.

Stanley Lapidus and John Cumming currently serve on the compensation committee, which is chaired by Stanley Lapidus. Under NASDAQ Rules, we are permitted to phase in our compliance with the independent compensation committee requirements set forth in NASDAQ Rule 5605(d). Our Board of Directors has determined that each of Stanley Lapidus and John Cumming is "independent" as that term is defined in the applicable NASDAQ Rules. The compensation committee's responsibilities include:

•	reviewing and approving, or recommending for approval by our Board of Directors, our Chief Executive Officer's compensation;

•	reviewing and approving, or recommending for approval by our Board of Directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our "Compensation Discussion and Analysis," if applicable; and

•	preparing the annual compensation committee report, if applicable.

The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The compensation committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The compensation committee held three meetings during 2015. The Compensation Committee operates under a written charter adopted by the Board, which is available in the "For Investors and Media—Corporate Governance" section of our website at www.t2biosystems.com  .

Nominating and Corporate Governance Committee.

Josh Bilenker and John Cumming currently serve on the nominating and corporate governance committee, which is chaired by Josh Bilenker. Our Board of Directors has determined that each member of the nominating and corporate governance committee is "independent" as that term is defined in the applicable NASDAQ Rules. The nominating and corporate governance committee's responsibilities include:

•	recommending to our Board the persons to be nominated for election as directors and to each of the Board committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance guidelines; and

•	overseeing an annual evaluation of the Board of Directors.

The nominating and corporate governance committee held one meeting during 2015.  The nominating and corporate governance committee operates pursuant to a written charter, which is available in the "For Investors and Media—Corporate Governance" section of our website at www.t2biosystems.com, and held one meeting in 2015.

The nominating and corporate governance committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading "Stockholder Matters—Stockholder Recommendations for Director Nominations." The Nominating Subcommittee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading "Stockholder Matters—Procedures for Submitting Stockholder Proposals."

Risk Oversight.    Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports regularly to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer.

Technology Committee

Michael Cima currently serves on the technology committee. The technology committee meets periodically to discuss scientific and technological developments that may affect our business.

The technology committee operates under a written charter adopted by the Board, which is available in the "For Investors and Media—Corporate Governance" section of our website at www.t2biosystems.com.

Audit Committee Report

The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include appointing, overseeing the independence of, and setting the compensation of our independent auditor, Ernst & Young LLP; pre-approving all audit services to be provided by the independent auditor; overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures; coordinating the Board's oversight of our internal control over financial reporting, disclosure controls and procedures and our code of conduct; discussing our risk management and risk assessment policies; establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; reviewing the company's policies and procedures for reviewing and approving or ratifying any related person transactions; and meeting independently with our internal auditing staff, if any, independent auditors and management.

The audit committee assists the Board of Directors with the oversight of our financial reporting process. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee's main responsibility is to monitor and oversee this process.

The audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015, with management. The audit committee discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

The audit committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP's independence in performing the audit.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

THE AUDIT COMMITTEE

David Elsbree
Harry Wilcox
Michael Cima

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program offered to our named executive officers identified below. For 2015, our named executive officers were:

•	John McDonough, President and Chief Executive Officer;

•	Maurice Castonguay, Chief Financial Officer; and

•	David Harding, Chief Commercial Officer.

Overview

Our compensation programs are designed to:

•	attract and retain individuals with superior ability and managerial experience;

•	align executive officers' incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•

increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

Our compensation committee is primarily responsible for establishing and approving, or recommending for approval by the Board of Directors, the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves, or recommends for approval by the Board of Directors, annually all compensation decisions relating to all of our executive officers, including our chief executive officer. The compensation committee typically considers, and during 2015 did consider, recommendations from our chief executive officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions and has engaged Arnosti Consulting to provide these services.  The compensation committee reviewed compensation assessments provided by Arnosti Consulting comparing our compensation to that of a group of peer companies within our industry and met with Arnosti Consulting to discuss compensation of our executive officers, including the chief executive officer, and to receive input and advice. The compensation committee has considered the adviser independence factors required under SEC rules as they relate to Arnosti Consulting and does not believe Arnosti Consulting’s work in 2015 raised a conflict of interest.

Executive Compensation Components

Our executive compensation consists of base salary, cash incentive bonuses, long-term incentive compensation in the form of stock options, and a broad-based benefits program. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for its executive officers, including company performance, as well as the executive's performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Base Salary

Our named executive officers receive base salary to compensate them for the satisfactory performance of duties to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

The 2015 annual base salaries of Messrs. Castonguay and Harding were established at the time they commenced employment with us.  The following table sets forth the 2015 and 2016 annual base salaries of our named executive officers:

425,00
Name	2015 Annual Base Salary ($)	2016 Annual Base Salary ($)
John McDonough	$425,000	$425,000
Maurice Castonguay	$300,000	$300,000
David Harding	$350,000	$350,000

Cash Incentive Compensation

Each of our named executive officers is eligible to participate in an annual cash incentive compensation program which provides participants with an opportunity to earn variable cash incentive compensation based on individual and company performance. The named executive officers’ employment agreements establish their 2015 target annual cash bonuses, expressed as a percentage of their base salary, as described in the section titled “Employment Letter Agreements with our Named Executive Officers.”

Objectives for the 2015 annual cash incentive compensation program were established in January 2015 by our compensation committee and generally related to attaining clinical, business development and financing milestones and publication, commercialization and operational goals.  The determination of 2015 bonus amounts was based on a non-formulaic assessment of these factors, as well as our compensation committee’s subjective evaluation of our company’s overall performance and each named executive officer’s individual performance and contribution to our company. The compensation committee did not assign specific weights to any elements of our bonus program in determining 2015 bonuses.

After considering these factors, our compensation committee approved bonuses for Mr. Castonguay and Mr. Harding, and the Board of Directors, based upon the recommendation of our compensation committee, approved a bonus for Mr. McDonough. Mr. Castonguay’s and Mr. Harding’s 2015 cash incentive compensation was pro-rated for the portion of year that they were employed by us.  The annual variable cash incentive compensation earned by our named executive officers for 2015 are set forth in the "Non-Equity Incentive Plan Compensation" column of our 2015 Summary Compensation Table.

Equity-Based Compensation

We generally offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant stock options to employees when they commence employment with us and may thereafter grant additional options in the discretion of our Board of Directors. Our stock options typically vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and in substantially equal monthly installments over the ensuing 36 months, subject to the holder's continued employment with us. From time to time, our Board of Directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.

We awarded stock options to our named executive officers in 2015 in the following amounts:

Named Executive Officer	2015 Options Granted (#)
John McDonough	134,124
Maurice Castonguay	146,600
David Harding	146,600

These options were granted with exercise prices equal to the fair market value, as determined by our Board of Directors, of our common stock on the date of grant. The options granted to Mr. McDonough vest in 48 substantially equal monthly installments following the date of grant. The options granted to Mr. Castonguay and Mr. Harding vest as to 25% of the shares subject to the option on the first anniversary of the date of grant, and in equal monthly installments over the ensuing 36 months.

Retirement, Health, Welfare and Additional Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short-and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our named executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as all of our other full-time employees. We did not match contributions made by participants in the 401(k) plan or make other contributions to participant accounts through December 31, 2015.

2015 Summary Compensation Table

				Non-Equity
			Option	Incentive Plan
		Salary	Awards	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)
John McDonough,	2015	425,000	1,428,756	204,000	2,057,756
President and Chief Executive Officer	2014	380,369	599,370	265,625	1,245,364
Maurice Castonguay, Chief Financial Officer	2015	121,925	1,090,334	25,000	1,237,259
David Harding, Chief Commercial Officer	2015	59,757	891,019	23,333	974,109

(1)

The amounts shown for Mr. Castonguay, who joined our company on August 6, 2015, and for Mr. Harding, who joined our company on October 30, 2015, represent base salary for the portion of the year during which he was employed.

(2)

Represents the aggregate grant date fair value of the option awards granted during the given year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 9, 2016.

(3)

Represents awards earned under our annual cash incentive compensation program. For additional information regarding these amounts, see the section titled "Executive Compensation Components—Cash Incentive Compensation" above.

Outstanding Equity Awards at Fiscal Year-End Table—2015

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option
	Vesting	Options	Options	Exercise	Option
	Commencement	Exercisable	Unexercisable	Price	Expiration
Name	Date	(#)	(#)(1)	($)	Date
John McDonough	2/13/2015	27,943	106,181	19.95	2/13/2025
	7/2/2014	23,520	42,891	10.69	7/2/2024
	1/22/2014	15,910	17,295	3.21	1/22/2024
	9/25/2013	93,391	72,638	3.21	10/24/2023
	1/17/2012	190,504	4,054	2.45	1/17/2022
	—	141,552	—	1.96	9/14/2020
	—	11,729	—	1.16	2/27/2019
	—	46,806	—	1.16	1/16/2019
Maurice Castonguay	8/6/2015	—	146,600	14.04	8/6/2025
David Harding	10/30/2015	—	146,600	11.12	10/30/2025

(1)

All unvested options for Mr. McDonough vest in substantially equal monthly installments over the 48 month vesting period, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled "Employment Letter Agreements with Our Named Executive Officers" and "Potential Payments upon a Change in Control" below. All unvested options for Mr. Castonguay and Mr. Harding vest as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date and in substantially equal monthly installments over the ensuing 36 months, subject to the holder's continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled "Employment Letter Agreements with Our Named Executive Officers" and "Potential Payments upon a Change in Control" below.

Employment Letter Agreements with Our Named Executive Officers

We have entered into an employment letter agreement with each of the named executive officers. Certain key terms of these agreements are described below.

John McDonough.    We have entered into an employment letter agreement with Mr. McDonough under which he is entitled to an annual base salary of $425,000 and a target annual variable cash incentive bonus equal to 50% of his annual base salary.  The employment letter agreement provides that, if Mr. McDonough is terminated by us without cause, he will be entitled to receive 6 months of base salary continuation and a lump-sum payment in an amount equal to 50% of the maximum amount of his annual variable cash incentive compensation for the year of termination. If Mr. McDonough's employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. McDonough resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 18 months of base salary continuation, a lump-sum payment in an amount equal to his target annual variable cash incentive compensation for the year of termination, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on cost sharing for active employees) of health care continuation premiums for up to 18 months.

Mr. McDonough's employment letter agreement also contains restrictive covenants pursuant to which he has agreed to refrain from competing with us or soliciting our customers, prospective customers, employees or consultants for one year following his termination of employment.

Maurice Castonguay.  In August 2015, we entered into an employment letter agreement with Mr. Castonguay. This agreement entitles him to an initial annual base salary of $300,000, an initial grant of options to purchase a total of 146,600 shares of our common stock and a target annual variable cash incentive bonus equal to 40% of his annual base salary. In addition, pursuant to a change in control severance letter agreement  with Mr. Castonguay, if Mr. Castonguay’s employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. Castonguay resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards (or, if such termination occurs prior to August 4, 2016, the accelerated vesting of the portion of outstanding unvested equity awards that would have otherwise have vested during the 12 month period following the date of termination) and reimbursement for a portion (based on active employee cost sharing rates) of health care premiums for up to 12 months.

Mr. Castonguay has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

David Harding.    In October 2015, we entered into an employment letter agreement with Mr. Harding. This agreement entitles him to an initial annual base salary of $350,000, an initial grant of options to purchase a total of 146,600 shares of our common stock and a target annual variable cash incentive bonus equal to 40% of his annual base salary. In addition, pursuant to a change in control severance letter agreement  with Mr. Harding, if Mr. Harding’s employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. Harding resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards (or, if such termination occurs prior to October 14, 2016, the accelerated vesting of the portion of outstanding unvested equity awards that would otherwise have vested over the 12 month period following the date of termination) and reimbursement for a portion (based on active employee cost sharing rates) of health care premiums for up to 12 months.

Mr. Harding has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Potential Payments Upon a Change in Control

As described above, under the terms of their employment letter agreements and change in control severance letter agreements, Mr. McDonough, Mr. Castonguay and Mr. Harding may become entitled to payments or benefits in connection with certain terminations of employment that occur at specified times around a change in control.

The agreements governing our named executive officers' unvested stock options provide for full accelerated vesting if their employment is terminated by us without cause within the three months preceding or the 12 months following a change of control or if they resign for good reason within 12 months following a change in control (or, with respect to Mr. Harding and Mr. Castonguay, if such termination occurs prior to the first anniversary of their employment date, the accelerated vesting of the portion of outstanding unvested equity awards that would otherwise have vested over the 12 month period following the date of termination).

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a member of our Board of Directors during 2015, other than Mr. McDonough. Mr. McDonough, who is also our Chief Executive Officer, receives no compensation for his service as a director. The compensation received by Mr. McDonough as our Chief Executive Officer during 2015 is presented in the 2015 Summary Compensation Table.

Director Compensation Table—2015

	Fees Earned
	or Paid	Option	All Other
	in Cash	Awards	Compensation	Total
	($)	($)(1)	($)	($)
Joshua Bilenker, M.D.	42,500	163,462	—	205,962
Thomas J. Carella	37,500	163,462	—	200,962
Michael J. Cima, Ph.D.	53,750	163,462	—	217,212
Alan Crane	16,431	—	—	16,431
John W. Cumming	36,750	163,462	—	200,212
David B. Elsbree	50,000	163,462	—	213,462
Stanley N. Lapidus	75,000	163,462	—	238,462
Harry W. Wilcox	38,750	163,462	—	202,212

(1)

Represents the aggregate grant date fair value of the option awards granted during 2015 computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see note 9 to our consolidated financial statements for 2015 in our Annual Report on Form 10-K filed with the SEC on March 9, 2016. As of December 31, 2015, Dr. Cima held options to purchase a total of 135,293 shares of our common stock, Mr. Cumming held options to purchase a total of 83,823 shares of our common stock, Mr. Elsbree each held options to purchase a total of 48,530 shares of common stock, Mr. Lapidus held options to purchase 120,584 shares of our common stock and Dr. Bilenker, Mr. Carella and Mr. Wilcox each held options to purchase a total of 17,647 shares of our common stock. Mr. Crane resigned from our Board of Directors on June 19, 2015 and he held no options to purchase our shares as of December 31, 2015. On March 9, 2016, Mr. Carella’s outstanding options were cancelled in connection with his resignation from our Board of Directors.

We maintain a non-employee director compensation policy pursuant to which all non-employee directors are paid cash compensation as set forth below:

Annual Retainer ($)
Board of Directors:
All non-employee members	35,000
Additional retainer for Lead Independent Director	30,000
Audit Committee:
Chairperson	15,000
Membership	7,500
Compensation Committee:
Chairperson	10,000
Membership	5,000
Nominating and Corporate Governance Committee:
Chairperson	7,500
Membership	3,500
Technology Committee:
Chairperson	15,000
Membership	3,500

Annual retainers are earned on a quarterly basis and paid in arrears following the end of each calendar quarter. Retainers are prorated for partial quarters of service.

Under the non-employee director compensation policy, each person who is initially appointed or elected to the Board of Directors is granted an option to purchase 66,176 shares of our common stock on the date he or she first becomes a non-employee director. The option vests and becomes exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director's continued service on the Board of Directors. In addition, on the date of the annual meeting of stockholders, each continuing non-employee director is granted an option to purchase 17,647 shares of our common stock. The option vests and becomes exercisable in 12 substantially equal monthly installments following the date of grant. All of the foregoing options are granted with an exercise price equal to the fair market value per share of our common stock on the date of grant and will vest in full immediately prior to the occurrence of a change in control.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	3,484,298	(2)	$ 8.79	(3)	552,024	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	3,484,298		$ 8.79		552,024

(1) Consists of the 2006 Plan, the 2014 Plan, and the ESPP. We ceased issuing new awards under the 2006 Plan when the 2014 Plan became effective.

(2) Consists of 2,125,544 outstanding options to purchase shares of our common stock under the 2006 Plan and 1,358,754 outstanding options to purchase shares of our common stock under the 2014 Plan.

(3) Represents the weighted-average exercise price of options under the 2014 Plan and 2006 Plan as of December 31, 2015.

(4) Pursuant to the terms of the 2014 Plan, the number of shares of common stock available for issuance under the 2014 Plan automatically increases by an amount equal to the lesser of on January 1 of each year during the ten year term of the 2014 Plan, beginning on January 1, 2015. The annual increase in the number of shares is currently equal to the least of: (a) 823,529 shares; (b) 4% of our shares of common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year; and (c) such smaller number of shares of common stock determined by the Board of Directors.  Pursuant to the terms of the ESPP, the number of shares of common stock available for issuance under the ESPP automatically increases on the first day of each calendar year beginning January 1, 2015 and ending on January 1, 2024. The annual increase in the number of shares is currently equal to the least of: (1) 220,588 shares, (2) 1% of the common shares outstanding on the final day of the immediately preceding calendar year and (3) such smaller number of common shares as determined by the Board of Directors. As of December 31, 2015, a total of 395,133 shares of stock were available for issuance and 156,891 purchase rights were outstanding under the ESPP.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2015, as applicable, is being delivered multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 101 Hartwell Ave., Lexington, MA 02421, Attention: Secretary or call us at (781)761-4646. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by the nominating and corporate governance committee should provide the following information to the Chair of the nominating and corporate governance committee, T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, Massachusetts 02421: (a) a brief statement outlining the reasons the nominee would be an effective director for T2 Biosystems; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other Board of Directors and board committees on which the candidate has served during that period, (iii) the number of shares of T2 Biosystems stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with T2 Biosystems; (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of T2 Biosystems shares, if any, on whose behalf the proposal is made and (ii) the number of shares of T2 Biosystems stock that the stockholder and any such other beneficial owner beneficially own; and (d) the other information specified in T2 Biosystems’ Bylaws as then in effect. The nominating and corporate governance committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Other Stockholder Proposals

Any stockholder proposing to bring any business other than a director candidate before an annual meeting of stockholders, which business must relate to a proper matter under Delaware law for stockholder action, must provide the following information to the Chair of the nominating and corporate governance committee: (a) a brief description of the business desired to be brought before the annual meeting; (b) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment); (c) the reasons for conducting such business at the annual meeting; (d) the proposing stockholder’s name and record address and the name and address of the beneficial owner of T2 Biosystems shares, if any, on whose behalf the proposal is made; and (e) the other information specified in T2 Biosystems’ Bylaws as then in effect.

Procedure for Submitting Stockholder Proposals

Stockholder proposals, including proposed director nominations, intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By-laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 18, 2017, and March 19, 2017. If the date of the next annual meeting of the stockholders is scheduled to take place before May 18, 2017, or after August 16, 2017, notice by the stockholder must be delivered no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition, any stockholder proposal, including proposed director nominations, intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than December 31, 2016. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

Appendix A

T2 BIOSYSTEMS, INC.

2014 INCENTIVE AWARD PLAN

(as amended and restated effective June 17, 2016)

ARTICLE 1.

PURPOSE

The purpose of the T2 Biosystems, Inc. 2014 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of T2 Biosystems, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes an amendment and restatement of the T2 Biosystems, Inc. 2014 Incentive Award Plan (the “Original Plan”).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1  “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2  “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3  “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4    “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable); provided that with respect to an Option or Stock Appreciation Right that has been amended pursuant to this Plan so as to alter the applicable Option Term or Stock Appreciation Right Term, “Automatic Exercise Date” shall mean the last business day of the applicable Option Term or Stock Appreciation Right Term that was established by the Administrator for such Option or Stock Appreciation Right as amended.

2.5  “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6  “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7  “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.4.

2.8  “Board” shall mean the Board of Directors of the Company.

2.9  “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clause (i) and (ii) of paragraph (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or Section 2.9(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.11  “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 12.1.

2.12  “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

2.13  “Company” shall have the meaning set forth in Article 1.

2.14  “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15  “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.16  “Director” shall mean a member of the Board, as constituted from time to time.

2.17  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.18  “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19  “Effective Date” shall mean the day prior to the Public Trading Date.

2.20  “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.21  “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.

2.22  “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24  “Expiration Date” shall have the meaning given to such term in Section 13.1.

2.25  “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.26  “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27  “Holder” shall mean a person who has been granted an Award.

2.28  “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29  “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30  “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.5.

2.31  “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.32  “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33  “Option Term” shall have the meaning set forth in Section 6.6.

2.34  “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.35  “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.36  “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37  “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)The Performance Criteria that shall be used to establish Performance Goals are limited to: (i) net earnings (either before or after one or more of (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow) and cash flow return on capital; (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital); (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation, completion or attainment of objectives relating to research, development, clinical, regulatory, commercial, or strategic milestones or developments of critical projects; (xxi) market share; (xxii) economic value; (xxiii) revenue; (xxiv) revenue growth; (xxv) productivity; (xxvi) operating efficiency; (xxvii) economic value-added; (xxviii) return on net assets; (xxix) funds from operations; (xxx) funds available for distributions; (xxxi) sales unit volume; (xxxii) licensing revenue; (xxxiii) brand recognition and acceptance; (xxxiv) inventory, inventory turns or cycle time; (xxxv) market penetration and geographic business expansion; (xxxvi) customer satisfaction/growth and customer service; (xxxvii) employee satisfaction, recruitment and maintenance of personnel, and human resources management; (xxxviii) supervision of litigation and other legal matters; (xxxix) strategic partnerships and transactions; (xxxx) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xxxxi) supply chain achievements; (xxxxii) debt levels or reductions; (xxxxiii) sales-related goals; (xxxxiv) financing and other capital raising transactions; (xxxxv) year-end cash; (xxxxvi) acquisition activity; (xxxxvii) investment sourcing activity; and (xxxxiii) marketing initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)The Committee, in its discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.38  “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.39  “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.40  “Performance Stock Unit” shall mean a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.

2.41  “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to use the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.42  “Plan” shall have the meaning set forth in Article 1.

2.43  “Prior Plan” shall mean the T2 Biosystems, Inc. Amended and Restated 2006 Employee, Director and Consultant Stock Plan, as such plan may be amended from time to time.

2.44  “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.45  “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.46  “Restricted Stock Unit” shall mean the right to receive Shares awarded under Article 8.

2.47  “Securities Act” shall mean the Securities Act of 1933, as amended.

2.48  “Shares” shall mean shares of Common Stock.

2.49  “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.50  “Stock Appreciation Right Term” shall have the meaning set forth in Section 10.4.

2.51  “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.52  “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.53  “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.54  “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death, disability or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, disability or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service, including service as a director, with the Company or any Subsidiary.

The Administrator, in its discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1Number of Shares.

(a) Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of: (i) 823,529 Shares, (ii) any Shares which as of the Effective Date are subject to awards granted under the Prior Plan which are forfeited, lapse unexercised or are settled in cash and which following the Effective Date are not issued under the Prior Plan; and (iii) an annual increase on the first day of each calendar year beginning January 1, 2015 and ending on and including January 1, 2026, equal to the lesser of (A) 4% of the Shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as determined by the Board; provided, however, no more than 8,235,294 Shares may be issued upon the exercise of Incentive Stock Options.  From and after the Effective Date, no awards shall be granted under the Prior Plan.  Any award outstanding under the Prior Plan as of the Effective Date shall continue to be subject to the terms and conditions of the Prior Plan.

(b) To the extent all or a portion of an Award is forfeited, expires, lapses for any reason, or is settled for cash without the delivery of Shares to the Holder, any Shares subject to such Award or portion thereof shall, to the extent of such forfeiture, expiration, lapse or cash settlement, again be available for the grant of an Award under the Plan. Any Shares repurchased by or surrendered to the Company under Section 7.4 so that such Shares are returned to the Company shall again be available for the grant of an Award under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) To the extent permitted by Applicable Law, Substitute Awards shall not reduce the Shares authorized for grant under the Plan.

3.2Stock Distributed.   Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3Limitation on Awards to Non-Employee Directors.   Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan.  The Administrator will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $600,000, increased to $900,000 in the fiscal year of a Non-Employee Director’s initial service as a Non-Employee Director.  The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

3.4Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares that may be issued with respect to Awards granted to any one person during a given calendar year shall be 1,000,000 and the maximum aggregate amount of cash that may be paid with respect to Awards granted to any one person during a given calendar year shall be $2,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS

4.1Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.5 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2Award Agreement.  Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b 3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4At-Will Employment; Voluntary Participation.  Nothing in the Plan or Award Agreement shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5Non-Employee Director Awards. The Administrator, in its discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.6Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY

AS PERFORMANCE-BASED COMPENSATION

5.1Purpose.   The Committee may, in its discretion, (a) determine whether an Award is intended to qualify as Performance-Based Compensation and (b) at any time after any such determination, alter such intent for any or no reason. If the Committee, in its discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan; provided that, if after such decision the Committee alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan. The Committee, in its discretion, may (i) grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Committee shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation and (ii) subject any Awards intended to qualify as Performance-Based Compensation to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto.  Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2Procedures with Respect to Performance-Based Awards.   To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason.

5.3Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.

5.4Additional Limitations.  Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

OPTIONS

6.1Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

6.2Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) unless otherwise determined by the Administrator. In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.3Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary or any other criteria selected by the Administrator, including Performance Goals or Performance Criteria. At any time after the grant of an Option, the Administrator, in its discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement evidencing the grant of an Option or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

6.4Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option.

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with Applicable Law.  The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.

(c) In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the discretion of the Administrator.

(d) Full payment of the exercise price and applicable withholding taxes for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.

6.5Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares unless otherwise determined by the Administrator and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

6.6Option Term.  The term of each Option (the “Option Term”) shall be set by the Administrator in its discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder.  The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term.  Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 6.6, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Option relating to such a Termination of Service.

6.7Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise determined by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 11.1(b) or Section 11.1(c) and the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 6.7 shall not apply to an Option if the Holder of such Option incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 6.7.

6.8Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 7.

RESTRICTED STOCK

7.1Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

7.2  Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3.

7.3  Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, Performance Goals, Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Award Agreement. Unless otherwise determined by the Administrator, Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

7.4  Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (a) if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (b) if a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.

7.5  Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

7.6  Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 8.

RESTRICTED STOCK UNITS

8.1  Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2  Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

8.3  Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

8.4  Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise set forth in an applicable Award Agreement, the maturity date relating to each Restricted Stock Unit shall not occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

8.5  No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 9.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

9.1Performance Awards. The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and other Awards determined in the Administrator’s discretion from time to time, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units, may be linked to the attainment of the Performance Goals or other specific criteria, whether or not objective, determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator.

9.2Dividend Equivalents.  Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator.

9.3Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4Purchase Price. The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

10.1Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Unless otherwise determined by the Administrator, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

10.2Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator, and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, Performance Criteria, Performance Goals or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator, in its discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, the portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

10.3Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right.

(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars.

(c) In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the discretion of the Administrator.

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Section 11.1 and Section 11.2.

10.4Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 10.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

10.6Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise determined by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, the Company or any Subsidiary shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 10.6 shall not apply to a Stock Appreciation Right if the Holder of such Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 10.6.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator in its discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator, in its discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). Unless otherwise determined by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares issuable pursuant to any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator, in its discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

ARTICLE 12.

ADMINISTRATION

12.1Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2Duties and Powers of Committee . It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b 3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the discretion of the Committee.

12.3Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to Eligible Individuals;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Goals or Performance Criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects.

12.5Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, and any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

12.6Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after April 28, 2026 (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.2Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 13.2, the Administrator shall equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards, and/or the making of a cash payment, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 13.2(a) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Administrator.

(b) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1, 3.3 and 3.4 on the maximum number and kind of shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.5; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(c) In the event of any transaction or event described in Section 13.2(b) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award will terminate and cannot vest, be exercised or become payable after such event.

(d) The Administrator, in its discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment would (i) with respect to Awards granted to Covered Employees and intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify or (ii) cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable.

(h) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3Approval of Plan by Stockholders. This amended and restated Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption hereof. Notwithstanding the foregoing, the Original Plan shall remain in effect on its existing terms unless and until this amended and restated Plan is approved by the Company’s stockholders.

13.4No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) except as otherwise provided in the penultimate sentence of Section 3.1(a), to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code (including Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and thereby avoid the application of any penalty taxes under such Section.

13.11No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons or Awards (or portions thereof) uniformly.

13.12Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.13Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

Appendix B

T2 BIOSYSTEMS, INC.

AUDIT COMMITTEE CHARTER

(amended and restated, effective as of April 28, 2016)

A.    Purpose

The purpose of the Audit Committee of the Board of Directors (the "Board") of T2 Biosystems, Inc. (the "Company") is to assist the Board's oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

B.    Structure and Membership

1.    Number.    Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board.

2.    Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be an "independent director" as defined by NASDAQ Rule 5605(a)(2), meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.    Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

4.    Chair.    Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.    Compensation.    The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or of a committee of the Board.

6.    Selection and Removal.    Members of the Audit Committee shall be appointed by the Board. The Board may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the Company's registered public accounting firm (the "independent auditor"), in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditor is responsible for auditing the Company's financial statements and the Company's internal control over financial reporting and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's reports.

Oversight of Independent Auditor

1.    Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.    Independence.    The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") regarding the independent auditor's communications with the Audit Committee concerning independence. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.    Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.    Pre-approval of Services.    The Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.    Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports and other communications required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•

alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and Company management; and

•	the other matters addressed in PCAOB Auditing Standard No. 16, Communications with Audit Committees ("AS 16").

6.    PCAOB Inspections.    The Audit Committee shall request the independent auditor to provide relevant information about inspections of the firm by the PCAOB, including the following:

•	whether any audit overseen by the Audit Committee is selected by the PCAOB for an inspection and, if so, the findings of the inspection;

•	whether the PCAOB's inspection of other audits performed by the firm raised auditing or accounting issues similar to those presented in the Company's audit;

•	the firm's response to PCAOB findings; and

•	the firm's remedial efforts in light of any quality control deficiencies that may have been identified by the PCAOB.

Audited Financial Statements

7.    Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters required to be discussed by AS 16.

8.    Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

9.    Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10.    Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

Controls and Procedures

11.    Oversight.    The Audit Committee shall coordinate the Board's oversight of the Company's internal control over financial reporting and disclosure controls and procedures.

12.    Risk Management.    The Audit Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

13.    Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

14.    Oversight of Related Person Transactions.    The Audit Committee shall review the Company's policies and procedures for reviewing and approving or ratifying "related person transactions" (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the Company's Related Person Transaction Policy, and recommend any changes to the Board. In accordance with the Company's Related Person Transaction Policy and NASDAQ rules, the Audit Committee shall conduct appropriate review and oversight of all related person transactions for potential conflict of interest situations on an ongoing basis.

15.    Additional Duties.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.    Procedures and Administration

1.    Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor, (ii) Company management and (iii) the Company's internal auditors, if any. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.    Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member). Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.    Reports to Board.    The Audit Committee shall report regularly to the Board.

4.    Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.    Independent Advisors.    The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.    Funding.    The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8.    Self-Evaluation.    The Audit Committee shall periodically evaluate its own performance and report to the Board on that self-evaluation.

* * * * *

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. T2 BIOSYSTEMS, INC. 91 HARTWELL AVENUE LEXINGTON, MA 02421 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR Proposal 1 1. Election of Directors Nominees Josh Bilenker, M.D. For 0 0 For 0 Against 0 0 Against 0 Abstain 0 0 Abstain 0 01 02 Michael Cima The Board of Directors recommends you vote FOR Proposal 2 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and The Board of Directors recommends you vote FOR Proposal 3 For 0 Against 0 Abstain 0 3. To consider and vote upon the approval of the amendment and restatement of our 2014 Incentive Award Plan. NOTE: To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000288152_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com T2 BIOSYSTEMS, INC. Annual Meeting of Shareholders June 17, 2016 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Maurice Castonguay, Michael Gibbs and Chris Martin, or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of T2 BIOSYSTEMS, INC. that the stockholder(s) is entitled to vote at the Annual Meeting of stockholders to be held at 9:00 AM, ET on June 17, 2016, at 91 Hartwell Ave., Lexington, Massachusetts 02421, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations Continued and to be signed on reverse side 0000288152_2 R1.0.1.25

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 17, 2016 T2 BIOSYSTEMS, INC. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. T2 BIOSYSTEMS, INC. 91 HARTWELL AVENUE LEXINGTON, MA 02421 0000288151_1 R1.0.1.25 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: April 20, 2016 Date: June 17, 2016Time: 9:00 AM EST Location: 91 Hartwell Ave. Lexington, Massachusetts 02421

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE:  Have the information that is printed in the box marked by the arrow (located on the  by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods  marked by the arrow available and follow the instructions. 0000288151_2 R1.0.1.25 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. 1. Notice & Proxy Statement2. Form 10-K How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 01, 2016 to facilitate timely delivery.

The Board of Directors recommends you vote FOR Proposal 1 1. Election of Directors Nominees Josh Bilenker, M.D. 01 02 Michael Cima The Board of Directors recommends you vote FOR Proposal 2 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and The Board of Directors recommends you vote FOR Proposal 3 3. To consider and vote upon the approval of the amendment and restatement of our 2014 Incentive Award Plan. NOTE: To transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof. 0000288151_3 R1.0.1.25 Voting items

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